UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 6, 2005

Copart, Inc.
(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive
Fairfield, California 94534
(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On December 6, 2005, at the 2005 Annual Meeting of Shareholders of Copart, Inc. (the “Company”), the Company’s shareholders approved the Executive Bonus Plan (the “Bonus Plan”).  The Bonus Plan, among other things, authorizes the Compensation Committee of the Board of Directors (the “Committee”) to establish for each participant designated by the Committee a target award and performance goal or goals that must be achieved before an award will be paid to the participant.  The participant’s target award is generally expressed as a percentage of his or her base salary at the end of the fiscal year, but may be designated as a dollar amount or some other fashion as the Committee may determine. The performance goals require the achievement of objectives for one or more of: earnings per share, operating cash flow, operating income, profit after tax, profit before tax, return on assets, return on equity, return on sales, revenue, and total shareholder return.  Each of these performance measures is defined in the Bonus Plan.  For purposes of fiscal 2006, the Committee determined that the Company’s Chief Executive Officer and the Company’s President were the only Bonus Plan participants eligible to receive a bonus based on a performance target measured by revenue.

After the performance period ends, the Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $2,000,000 per person in any performance period, even if the formula otherwise indicates a larger award and the Committee retains the discretion to reduce the amount of an award dictated by the formula.

The Bonus Plan is attached to this Current Report on Form 8-K as Exhibit 10.13.

Cash Bonuses under the Bonus Plan

On July 19, 2006, the Committee approved the following payments of cash bonuses under the Bonus Plan for the fiscal year ended July 31, 2006, to the following executive officers of the Company, which bonus payments are less than the awards dictated by the formula under Section 3.6 of the Bonus Plan (consistent with the authority granted to the Committee under the Bonus Plan as described above):

Name of Officer	Cash Bonus Amount
Willis J. Johnson	$1,050,000
A. Jayson Adair	$800,000

Additional Cash Bonuses

On July 19, 2006, the Committee also approved the following payments of cash bonuses for the fiscal year ended July 31, 2006, to the following executive officers of the Company:

Name of Officer	Cash Bonus Amount
James E. Meeks	$450,000
David L. Bauer	$250,000
Vincent W. Mitz	$250,000

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.13	Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

By:	/s/ WILLIAM E. FRANKLIN
William E. Franklin Senior Vice President and Chief Financial Officer

Date:  August 1, 2006

Exhibit Index

Exhibit No.	Description
10.13	Executive Bonus Plan